Exhibit 10.9(a)

FIRST AMENDMENT TO THAT STANDARD SINGLE-TENANT INDUSTRIAL LEASE

NET DATED FEBRUARY 10, 2010

BY AND BETWEEN

THE CHILDS FAMILY TRUST AND THE A.J. GARDNER FAMILY TRUST (“LESSOR”)

AND

AGENDIA, INC. (“LESSEE”)

This First Amendment to Lease dated January 22, 2013 is by and between The Childs Family Trust and The A.J. Gardner Family Trust (“Lessor”) and Agendia, Inc. (“Lessee”).

RECITALS:

A.	Lessor and Lessee entered into that certain Lease dated February 10, 2010.

B.	Lessor and Lessee each desire to further amend said Lease as outlined below.

NOW THEREFORE, for and in consideration of the foregoing, and the mutual covenants set forth below, it is agreed that said Lease is hereby modified and amended as follows:

AGREEMENT:

1.	LEASE TERM/ COMMENCEMENT:	The lease term shall be two (2) years. The effective date of this lease extension shall be July 16, 2013 and expire July 15, 2015.

2.	BASE MONTHLY RENT:	The Base Monthly Rent shall be as follows:

		July 16, 2013 – July 15, 2014 July 15, 2014 – July 15, 2015	$0.92/SF $0.95/SF	$11,960.00 $12,350.00

3.	OPERATING EXPENSES:

Lessee shall be responsible for the operating expenses and real property taxes associated with the Property. In addition:

1) Lessee shall continue to be responsible for 1/144th each month of the cost of the new roof and HVAC unit(s) installed in 2012.

2) Lessee shall be responsible to trim the trees by the end of February 2013 and again between January and February 2015.

3) Lessee shall slurry coat and stripe the parking lot at the end of the current lease.

4) Lessee shall have service providers who specialize in their particular trade, such as tree trimming, roof, HVAC or “slurry applicators” etc pre-approved by Lessor, which approval shall not be unreasonably withheld or delayed.

4.	TENANT IMPROVEMENTS:

Lessor, at Lessor’s cost, shall provide the improvements outlined below:

1)  Repair roof leaks (completed);

2)  Replace front concrete slabs with tree rooting issues;

3)  Replace water damaged ceiling tiles;

4)  Replace carpet on front stairwell; and

5)  Repair the #6 HVAC unit used to cool the 2nd floor front offices at a cost not to exceed $1,000. The repair allowance is valid until April 30, 2013. If replacement is required, it will be per the terms of the lease.

Lessee, at its sole cost and expense, shall have the right to provide electrical upgrades for a generator hookup, if necessary, with an approved and licensed electrician with the Lessor’s consent, which shall not be unreasonably withheld.

5.	OPTION TO EXTEND:

Provided Lessee has complied with all the terms and conditions of the Lease and is still in occupancy of the Premises, Lessee shall have an option to extend the Term of the Lease for one (1) additional two (2) year period on the same general terms and conditions then in existence under the Lease, except that Base Rent for the Option Period shall be adjusted to the Prevailing Market Rate for like or similar space in the Irvine Spectrum area, but in no event shall Base Rent be less than the rent during the last month of the current term. Lessee shall notify Lessor at least six (6) months, but no earlier than nine (9) months prior to the end of the Lease Term, if Lessee desires to exercise their Option to Extend. Lessee’s Option to Extend shall be personal to Lessee and shall not be assignable.

6.	DUAL AGENCY:

CBRE, Inc. represents both Lessor and Lessee, and Lessor and Lessee hereby confirm that they were timely advised on the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either party the confidential information of the other party.

Except as expressly amended above, all terms, provisions and conditions of the Lease shall remain unchanged and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and this First Amendment, the terms and provisions of this First Amendment shall control.

In witness whereof, the parties hereto have executed this First Amendment as of the date written below.

LESSOR		LESSEE
THE CHILDS FAMILY TRUST AND THE		Agendia, Inc.
A.J. GARDNER FAMILY TRUST

By:	/s/ Roland A. Childs	By:	/s/ David Macdonald
Title:	Trustee	Title:	CEO, David Macdonald

Date:	1/29/13	Date:

By:		By:	/s/ Glen Fredenberg
Title:		Title:	CFO, Glen Fredenberg

Date:		Date:	1-25-2013